SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K
                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                          Date of Report
                         August 10, 1996


                       Energen Corporation
      (Exact name of registrant as specified in its charter)


                             Alabama
          (State or other jurisdiction of incorporation)



                1-7810                            63-0757759
          (Commission File No.)        (IRS Employer Identification No.)




         2101 Sixth Avenue North
           Birmingham, Alabama                       35203
          (Address of principal                    (Zip Code)
          executive offices)

                          (205) 326-2700
       (Registrant's telephone number including area code)
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Item 2.   Acquisition or Disposition of Assets

      As previously reported in the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, of Energen Corporation (the "Company"), on July 31, 1996, with an effective date of July 1, 1996, a subsidiary of Taurus Exploration, Inc. ("Taurus"), the oil and gas exploration and production subsidiary of the Company, acquired a 100 percent working interest in the Black Warrior Basin coalbed methane properties of Houston-based Burlington Resources Inc. ("Burlington") for $61 million. The properties are part of Burlington's recently announced accelerated divestiture program. In addition to ownership, Taurus will operate the properties. Current production is located on more than 19,000 gross acres adjacent to existing Taurus coalbed methane interests in west central Alabama. The properties include more than 100 economic wells and estimated net proved reserves of 100 billion cubic feet ("Bcf"). Substantially all of the reserves are classified as proved producing, with net annual production currently exceeding 4.5 Bcf. Through the year 2002, production from 43 of the wells qualifies for the Nonconventional Fuels Tax Credit, which presently is valued at approximately $1 per thousand cubic feet of production and increases annually with inflation. Under applicable area of mutual interest agreements, Taurus was required to offer substantial participation in the acquired properties to two of its coalbed methane partners, which participation was not exercised. The majority of the participation rights expired on August 10, 1996, and the balance of such rights expired on August 20, 1996. Accordingly, such acquisition is being reported on this Form 8-K as a result of the expiration of participation rights on August 10, 1996.

      The Company initially used a portion of its existing short-term credit facilities to acquire the foregoing properties. The Company expects to refinance a portion of its current year acquisitions, including the acquisition reported hereby, through the issuance of long-term debt during the fourth quarter of this fiscal year. The Company expects to refinance the balance of such acquisitions as well as additional investments which may be made pursuant to its ongoing acquisition program through future issuances of long-term debt and equity.


Item 7.   Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired

          It is impracticable to provide the consolidated financial information of the business acquired from Burlington at the time of filing this report. The required financial statements will be filed as soon as practicable but not later than 60 days from August 26, 1996, the date on which this Form 8-K must be filed with the Securities and Exchange Commission (the "Commission").

      (b) Pro Forma Financial Information

          It is impracticable to furnish the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed as soon as practicable but not later than 60 days from August 26, 1996, the date on which this Form 8-K must be filed with the Commission.
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                            SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ENERGEN CORPORATION





DATE:  August 23, 1996            By      /s/  G. C. Ketcham
                                  G. C. Ketcham
                                  Executive Vice President,
                                  Chief Financial Officer
                                  and Treasurer

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